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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




                               DECEMBER 27, 1996
                                (Date of Report)




                             CAPSURE HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)




                                     0-3565
                             (Commission File No.)




               DELAWARE                               34-1010356
    (State or other jurisdiction)          (IRS Employer Identification No.)


TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS               60606
(Address of principal executive offices)                (Zip code)



                                 (312) 879-1900
               (Registrant's telephone number, include area code)



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ITEM 5. OTHER EVENTS

On December 19, 1996, Capsure Holdings Corp. ("Capsure") and CNA Financial Corporation entered into a definitive Reorganization Agreement pursuant to which Capsure will merge with and into a wholly owned subsidiary of CNA Surety Corporation. CNA Financial Corporation, through its subsidiaries, will be the majority shareholder of CNA Surety Corporation, owning 61.75 percent of the shares. The remaining shares will be issued to the existing Capsure shareholders (a portion of these shares will be held as options for the existing holders of Capsure options) in a tax-free exchange for their Capsure shares on a one-for-one basis and are expected to be traded on the New York Stock Exchange. Samuel Zell, Capsure's largest shareholder with a 26.2 percent ownership interest, has agreed to vote his shares in favor of the merger. The agreement and the transactions contemplated thereby are subject to several conditions, including ratification by the affirmative vote of Capsure shareholders and approval by governmental and insurance regulatory authorities.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)   Exhibits

              2 Reorganization Agreement dated as of December 19, 1996 among Capsure Holdings Corp, Continental Casualty Company, CNA Surety Corporation, Surety Acquisition Company and certain affiliates of Continental Casualty Corporation.

              28 Press Release issued jointly by CNA Financial Corporation and Capsure Holdings Corp., dated December 19, 1996.







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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                          CAPSURE HOLDINGS CORP.




                                          By: /s/ John S. Heneghan
                                              -----------------------------
                                              John S. Heneghan
                                              Vice President and Controller










Dated:   December 27, 1996




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